UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 12, 2014 (November 6, 2014)

New Senior Investment Group Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36499	80-0912734
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1345 Avenue of the Americas New York, New York	10105
(Address of principal executive offices)	(Zip code)

212-479-3140

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.     Entry into a Material Definitive Agreement.

On November 6, 2014 (the “Distribution Date”), the previously announced spin-off of New Senior Investment Group Inc. (“New Senior”) from Newcastle Investment Corp. (“Newcastle”) was completed (the “Spin-off Transaction”). The Spin-off Transaction was effected as a taxable pro rata distribution by Newcastle of all of the outstanding shares of common stock of New Senior to the stockholders of record of Newcastle as of October 27, 2014. The stockholders of Newcastle received one share of New Senior common stock for each share of Newcastle common stock held. We expect New Senior’s common stock to begin regular way trading on the New York Stock Exchange on November 7, 2014 under the symbol “SNR.”

In connection with the completion of the Spin-off Transaction, on November 6, 2014, New Senior entered into a management agreement (the “Management Agreement”) with its manager, FIG LLC (the “Manager”), pursuant to which the Manager will provide management services to New Senior. Please see the Information Statement filed as an exhibit to New Senior’s Registration Statement on Form 10 for a description of the material provisions of the Management Agreement, which description is incorporated herein by reference. A copy of the Management Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 3.02.     Unregistered Sales of Equity Securities.

In connection with the Spin-off Transaction, each right relating to shares of Newcastle common stock (each, a “Newcastle option”) that was held as of the Distribution Date by the Manager, or by the directors, officers, employees, service providers, consultants and advisors of the Manager, was converted into an adjusted Newcastle option and a right relating to a number of shares of New Senior common stock (each, a “New Senior option”). The exercise price of each adjusted Newcastle option and New Senior option is being set to collectively maintain the intrinsic value of the Newcastle option immediately prior to the distribution and to maintain the ratio of the exercise price of the adjusted Newcastle option and the New Senior option, respectively, to the fair market value of the underlying shares as of the distribution, in each case based on the five day average closing price subsequent to the Distribution Date. A total of 5,541,867 New Senior options are being issued. Such New Senior options are not being issued pursuant to New Senior’s Nonqualified Stock Option and Incentive Award Plan (the “Plan”) and therefore will not reduce the number of shares of New Senior common stock otherwise available for issuance under the Plan. The expiration dates range from November 22, 2014 to August 18, 2024. The terms and conditions applicable to each New Senior option are substantially similar to the terms and conditions otherwise applicable to the underlying Newcastle option as of the Distribution Date. The grant of these options is exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof. A copy of the form of letter sent to Newcastle’s option holders describing the equitable adjustment to Newcastle’s options is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 3.02 is incorporated herein by reference into this Item 5.02.

Item 8.01.     Other Events.

On November 7, 2014, New Senior issued a press release announcing the completion of the Spin-off Transaction. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Management Agreement, dated November 6, 2014, between New Senior Investment Group Inc. and FIG LLC.
10.2	Form of Letter sent to Newcastle’s option holders describing the equitable adjustment to Newcastle’s options.
99.1	Press Release, dated November 7, 2014, announcing completion of the Spin-off Transaction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW SENIOR INVESTMENT GROUP INC.

Date: November 12, 2014	By:	/s/ Mark Wallace
Name: Mark Wallace
Title: Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Management Agreement, dated November 6, 2014, between New Senior Investment Group Inc. and FIG LLC.
10.2	Form of Letter sent to Newcastle’s option holders describing the equitable adjustment to Newcastle’s options.
99.1	Press Release, dated November 7, 2014, announcing completion of the Spin-off Transaction.